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               Consent of Ernst & Young LLP, Independent Auditors


We consent to the reference to our firm under the caption "Financial Highlights" in the Prospectus and to the incorporation by reference in this Post-Effective Amendment No. 48 to the Registration Statement (Form N-1A) (No. 2-57791) of Delaware Group State Tax-Free Income Trust of our report dated April 1, 2003, included in the 2003 Annual Report to shareholders.

                                                        /s/ Ernst & Young LLP


Philadelphia, Pennsylvania
April 24, 2003


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                         Report of Independent Auditors


To the Shareholders and Board of Trustees
Delaware Group State Tax-Free Income Trust - Delaware Tax-Free Pennsylvania Fund

We have audited the accompanying statement of net assets of Delaware Tax-Free Pennsylvania Fund (the "Fund") as of February 28, 2003, and the related statement of operations for the year then ended, the statements of changes in net assets for each of the two years in the period then ended, and the financial highlights for each of the five years in the period then ended. These financial statements and financial highlights are the responsibility of the Fund's management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements and financial highlights. Our procedures included confirmation of securities owned as of February 28, 2003, by correspondence with the custodian and brokers. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of Delaware Tax-Free Pennsylvania Fund at February 28, 2003, the results of its operations for the year then ended, the changes in its net assets for each of the two years in the period then ended, and its financial highlights for each of the five years in the period then ended, in conformity with accounting principles generally accepted in the United States.

                                                          /s/ Ernst & Young LLP

Philadelphia, Pennsylvania
April 1, 2003